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As filed with the Securities and Exchange Commission on June 3, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KINIKSA PHARMACEUTICALS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-1327726 (I.R.S. Employer Identification Number)

Clarendon House
2 Church Street
Hamilton HM11, Bermuda
1-808-451-3453
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kiniksa Pharmaceuticals Corp.
100 Hayden Avenue
Lexington, MA 02421
(781) 431-9100
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Johan V. Brigham Nathan Ajiashvili Latham & Watkins LLP 200 Clarendon Street, 27th Floor Boston, Massachusetts 02116 (617) 948-6000	Alan Dickson Conyers Dill & Pearman Limited Clarendon House 2 Church Street PO Box HM 666 Hamilton, HM CX, Bermuda +1 (441) 295-1422

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee

Primary Offering:

Common Shares	(1)(2)

Preferred Shares	(1)(2)

Debt Securities	(1)

Warrants	(1)

Units	(1)

Total Primary Offering	$400,000,000(3)	$48,480.00(4)

Secondary Offering:

Class A Common Shares, par value $0.000273235 per share	$441,331,888.56	$53,489.42(5)

Total Registration Fee		$101,969.42

(1)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(2)
Includes rights to acquire common shares or preferred shares of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(3)
Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for common shares that are issued upon conversion of debt securities or preferred shares or upon exercise of common share warrants registered hereunder. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $400,000,000.

(4)
With respect to the primary offering, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(5)
With respect to the secondary offering, the registration fee has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices reported for the registrant's Class A common shares on May 29, 2019.

             The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 3, 2019.

PROSPECTUS

KINIKSA PHARMACEUTICALS, LTD.

$400,000,000

Common Shares
Preferred Shares
Debt Securities
Warrants
Units

28,882,977 Class A Common Shares
Offered by the Selling Shareholders

        We may offer and sell up to $400,000,000 in the aggregate of the securities identified above, and the selling shareholders may offer and sell up to 28,882,977 shares in the aggregate of Class A common shares identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common shares by the selling shareholders.

        Each time we or any of the selling shareholders offer and sell securities, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling shareholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

        We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling shareholders may offer and sell our Class A common shares from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled "About this Prospectus" and "Plan of Distribution" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

        Our Class A common shares are listed on the Nasdaq Global Select Market under the symbol "KNSA." On May 31, 2019, the last reported sale price of our Class A common shares on the Nasdaq Global Select Market was $15.25 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        .

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a "shelf" registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $400,000,000 and the selling shareholders may sell up to 28,882,977 of our Class A common shares from time to time in one or more offerings as described in this prospectus. Each time that we or the selling shareholders offer and sell securities, we or the selling shareholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading "Where You Can Find More Information; Incorporation by Reference."

        Neither we, nor the selling shareholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, information that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates and assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

        When we refer to "Kiniksa," "we," "our," "us" and the "Company" in this prospectus, we mean Kiniksa Pharmaceuticals, Ltd. and its consolidated subsidiaries, unless otherwise specified. When we refer to "you," we mean the potential holders of the applicable series of securities.

TRADEMARKS

        We own or have rights to trademarks that we use in connection with the operation of our business, including Kiniksa®. Kiniksa® is a trademark of Kiniksa Pharmaceuticals, Ltd. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus, including Kiniksa, are listed without the ®, SM and ™ symbols. We will assert, to the fullest extent under applicable law, our rights to our intellectual property. Trademarks, service marks and trade names of third parties are the intellectual property of such parties.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

        We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

        Our website address is www.kiniksa.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC's website, as provided above.

Incorporation by Reference

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

        This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 12, 2019.

  •
  The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2019.

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 7, 2019.

  •
  Our Current Report on Form 8-K filed with the SEC on February 1, 2019 and the information under Item 5.02 of our Current Report on Form 8-K filed with the SEC on March 7, 2019.

  •
  The description of our Share Capital contained in our Registration Statement on Form 8-A, filed with the SEC on May 14, 2018 and any amendment or report filed with the SEC for the purpose of updating the description.

        All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

        You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Attn: Secretary
c/o Kiniksa Pharmaceuticals Corp.
100 Hayden Avenue
Lexington, MA 02421
(781) 431-9100

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

 THE COMPANY

Overview

        We are a biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutic medicines for patients suffering from debilitating diseases with significant unmet medical need. We have a pipeline of product candidates across various stages of development, focused on autoinflammatory and autoimmune conditions. We believe that our product candidates are grounded in strong biologic rationales or validated mechanisms of action and have the potential to address multiple indications.

        Our clinical stage product candidates are rilonacept, mavrilimumab and KPL-716. Our lead candidate is rilonacept, an interleukin 1á and interleukin 1â cytokine trap. We are developing rilonacept for the potential treatment of recurrent pericarditis, a painful inflammatory cardiovascular disease. Mavrilimumab is a monoclonal antibody that antagonizes colony stimulating factor. We are evaluating mavrilimumab for the potential treatment of giant cell arteritis, a chronic inflammatory disease of the medium-large blood vessels. KPL-716 is a monoclonal antibody that simultaneously inhibits the signaling of the cytokines interleukin 31 and oncostatin M by targeting their common receptor subunit, oncostatin M receptor beta. We are evaluating KPL-716 for the potential treatment of prurigo nodularis and we plan to study KPL-716 in a variety of pruritic, inflammatory, and fibrotic indications driven by these cytokines. Our pre-clinical stage product candidates are KPL-404 and KPL-045. KPL-404 is a monoclonal antibody inhibitor of the CD40 co-stimulatory molecule and KPL-045 is a monoclonal antibody inhibitor of the CD30L co-stimulatory molecule.

Corporate Information

        We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 50484. We were incorporated on July 21, 2015.

        Our registered office is located in Bermuda at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. The telephone number for our registered office is 1-808-451-3453. Our website address is www.kiniksa.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Quarterly Report on Form 10-Q and any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A common shares being offered by any of the selling shareholders.

 DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is not complete and may not contain all the information you should consider before investing in our securities. This description is summarized from, and qualified in its entirety by reference to, our memorandum of association and amended and restated bye-laws, which have been publicly filed with the SEC. See "Where You Can Find More Information; Incorporation by Reference."

General

        The objects of our business are unrestricted, and we have the capacity of a natural person. We can therefore undertake activities without restriction on our capacity.

Share Capital

        As of April 30, 2019, our authorized share capital consisted of 200,000,000 shares, par value $0.000273235 per share, and there were 19,011,934 Class A common shares, 4,638,855 Class B common shares, 14,995,954 Class A1 common shares and 16,057,618 Class B1 common shares issued and outstanding.

        Pursuant to our amended and restated bye-laws, subject to the requirements of the Nasdaq Global Select Market and subject to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our designated but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Common Shares

        We have four classes of shares: Class A, Class B, Class A1 and Class B1. Class A and Class B common shares are voting common shares, or together the voting common shares, and Class A1 and Class B1 are non-voting common shares. Each Class A common share is entitled to one vote per share and each Class B common share is entitled to ten votes per share. Except as described in this prospectus with respect to voting rights, conversion, and transferability, each common share has the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects and as to all matters with, each other common share. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preferred shares. None of our common shares have pre-emptive, redemption or sinking fund rights.

Class A Common Shares

        As of April 30, 2019, there were 19,011,934 Class A common shares issued and outstanding. All Class A common shares are fully paid and non-assessable.

Class B Common Shares

        As of April 30, 2019, there were 4,638,855 Class B common shares outstanding. Each holder of Class B common shares may convert any portion of its Class B common shares into Class A common shares or Class B1 common shares at any time with advance notice to us. In addition, each Class B common share automatically converts into one Class A common share upon transfer, except for transfers to or between affiliated holders. Our Class B common shares also have greater voting power than our Class A common shares, as described in "—Voting rights."

Class A1 Common Shares

        As of April 30, 2019, there were 14,995,954 Class A1 common shares issued and outstanding. Each holder of Class A1 common shares may elect to convert any portion of its non-voting Class A1 common shares into voting Class A common shares at any time with advance notice to us, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A common shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of Class A1 common shares may increase, decrease or waive this limitation on ownership by providing us with 61-days' notice.

Class B1 Common Shares

        As of April 30, 2019, there were 16,057,618 Class B1 common shares issued and outstanding. Each holder of Class B1 common shares may elect to convert any portion of its non-voting Class B1 common shares into voting Class A common shares or voting Class B common shares at any time with advance notice to us, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A common shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of Class B1 common shares may increase, decrease or waive this limitation on ownership by providing us with 61-days' notice. In addition, each Class B1 common share automatically converts into one Class A common share upon transfer, except for transfers to or between affiliated holders.

Preferred Shares

        Under Bermuda law and our amended and restated bye-laws, our board of directors is authorized to issue preferred shares in one or more series without shareholder approval. Our board of directors has the discretion under our amended and restated bye-laws to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred shares, without any further shareholder approval. The rights with respect to a series of preferred shares may be greater than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of our common shares until our board of directors determines the specific rights attached to those preferred shares. The effect of issuing preferred shares could include, among other things, one or more of the following:

  •
  restricting dividends in respect of our common shares;

  •
  diluting the voting power of our common shares or providing that holders of preferred shares have the right to vote on matters as a class;

  •
  impairing the liquidation rights of our common shares; or

  •
  delaying or preventing a change of control of us.

        There are currently no preferred shares outstanding, and we have no present plans to issue any preferred shares.

Voting Rights

        Unless a different majority is required by Bermuda law or by our amended and restated bye-laws, resolutions to be approved by holders of voting common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Holders of our voting common shares vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. Any individual who is a shareholder and who is present and entitled to vote at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our amended and restated bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in our amended and restated bye-laws or such other form as the board of directors may determine.

        Each Class A common share is entitled to one vote per share and each Class B common share is entitled to ten votes per share. Each Class A1 common share and Class B1 common share is non-voting. Our amended and restated bye-laws generally provide that holders of our voting common shares are entitled to vote, on a non-cumulative basis, at all annual general and special general meetings of shareholders with respect to matters on which voting common shares are eligible to vote.

Dividend Rights

        Under Bermuda law and our amended and restated bye-laws, we may not declare or pay dividends if there are reasonable grounds for believing that: (i) after the payment, we would be unable to pay our liabilities as they become due; or (ii) that the realizable value of our assets would thereby be less than our liabilities. Under our amended and restated bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preferred shares. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

        We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends on our common shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant.

Variation of Rights

        If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our amended and restated bye-laws specify that the creation or issue of shares ranking equally with existing shares or the purchase or redemption by us of our shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preferred shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preferred shares, to vary the rights attached to any other series of preferred shares.

Transfer of Shares

        Our board of directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share that it is not fully paid. The board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor's right to make the transfer as the board of directors shall reasonably require. Subject to these restrictions and the automatic conversion upon the transfer of Class B and B1 common shares to non-affiliated holders described above, a holder of common shares may transfer the title to all or any of such holder's common shares by completing a form of transfer in the form set out in our amended and restated bye-laws (or as near thereto as circumstances admit) or in such other common form as the board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully-paid share the board of directors may accept the instrument signed only by the transferor.

Meetings of Shareholders

        Under the Bermuda Companies Act 1981, as amended, or the Companies Act, a company is required to convene at least one general meeting of shareholders each calendar year, which is referred to as the annual general meeting. However, the members may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any member may, on notice to the company, terminate the waiver, in which case an annual general meeting must be called.

        The Companies Act provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. The Companies Act also requires that shareholders be given at least five days' advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our amended and restated bye-laws provide that our President or Chairman or any two directors or any director and secretary may convene an annual general meeting or a special general meeting. Under our amended and restated bye-laws, at least 20 days' notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present throughout the meeting and representing in person or by proxy a majority of the voting power of the issued and outstanding voting shares.

Access to Books and Records and Dissemination of Information

        Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company's memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of a company, minutes of general meetings and a company's audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors

        Our amended and restated bye-laws provide that our board of directors shall consist of not less than five members and not more than such number of directors as the board of directors determine.

Our board of directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. At each succeeding annual general meeting, successors to the class of directors whose term expires at the annual general meeting will be elected for a three-year term.

        A shareholder holding any percentage of the common shares in issue may propose for election as a director someone who is not an existing director or is not proposed by our board of directors. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, provided, that our board of directors has determined that shareholders may nominate persons for election at such special general meeting, that notice must be given not later than seven days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.

        A director may be removed, only with cause, by the shareholders, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Proceedings of Board of Directors

        Our amended and restated bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors, and there is no requirement in our amended and restated bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our amended and restated bye-laws or under Bermuda law that our directors must retire at a certain age.

        The remuneration of our directors is determined by the board of directors and each such director, other than directors who are employees of the Company, is paid a fee at a rate determined by the board of directors. The directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

        A director who has a direct or indirect interest in any contract or arrangement with us must disclose such interest as required by the Companies Act. Such an interested director is not entitled to vote on or participate in any discussion in respect of any such contract or arrangement in which he or she is interested.

Indemnification of Directors and Officers

        Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors if a judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

        We have adopted provisions in our amended and restated bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of our Company, against any of our directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits a company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him or her in respect of any negligence, default, breach of duty or breach of trust, whether or not the company may otherwise indemnify such officer or director. We maintain a directors' and officers' liability policy for such a purpose.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any other company or enterprise to which the person provides services at our request.

Amendment of Memorandum of Association and Bye-laws

        Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Amendments to most provisions of our amended and restated bye-laws require an affirmative vote of a majority of our board of directors and a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. In addition, amendments to certain sections of our amended and restated bye-laws containing anti-takeover provisions require an affirmative vote of at least 66% of the directors then in office and at least 66% of the voting power of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. These provisions make it more difficult for any person to remove or amend any provisions in our amended and restated bye-laws that may have an anti-takeover effect.

        Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company's memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amalgamations and Mergers

        The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger to be approved by the company's board of directors and by its shareholders. Unless the company's bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company. Our amended and restated bye-laws provide that the approval of the affirmative vote of a majority of votes cast at a meeting to approve the amalgamation or merger shall be sufficient, and the quorum for such meeting shall be two or more persons holding or representing a majority of the voting power of the issued and outstanding voting shares.

        Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder's shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Business Combinations

        Although the Companies Act does not contain specific provisions regarding "business combinations" between companies organized under the laws of Bermuda and "interested shareholders," we have included these provisions in our amended and restated bye-laws. Specifically, our amended and restated bye-laws contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:

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  prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

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  upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting power of our issued and outstanding voting shares at the time the transaction commenced; or

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  after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special general meeting of shareholders by the affirmative vote of at least 66 2/3% of the voting power of our issued and outstanding voting shares that are not owned by the interested shareholder.

        For purposes of these provisions, a "business combination" includes recapitalizations, mergers, amalgamations, consolidations, exchanges, asset sales, leases, certain issues or transfers of shares or other securities and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is any person or entity that beneficially owns 15% or more of our issued and outstanding voting shares and any person or entity affiliated with or controlling or controlled by that person or entity.

Shareholder Suits

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

        Our amended and restated bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.

Capitalization of Profits and Reserves

        Pursuant to our amended and restated bye-laws, our board of directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Untraced Shareholders

        Our amended and restated bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder's new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law

        We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermudan dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermudan dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

        The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between residents and non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the Nasdaq Global Select Market. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda shall be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority. We have sought and have obtained a specific permission from the Bermuda Monetary Authority for the issue and transfer of our common shares up to the amount of our designated capital from time to time, and options, warrants, depository receipts, rights, loan notes, debt instruments and our other securities to persons resident and non-resident for exchange control purposes with the need for prior approval of such issue or transfer.

        In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.

Registration Rights

        Holders of 31,320,156 Class A common shares (including Class A common shares issuable upon the conversion of our Class A1 common shares, Class B common shares, and Class B1 common shares) as of April 30, 2019, which we refer to as registrable securities, or their transferees are entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the amended and restated investors rights agreement by and among us and certain of our shareholders, until such shares can otherwise be sold without restriction under Rule 144 promulgated under the Securities Act, or until the rights otherwise terminate pursuant to the terms of such investors' rights agreement. The registration of our common shares as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective, subject to the rules and regulations applicable to our affiliates.

Demand Registration Rights

        If at any time the holders of a majority of the registrable securities then outstanding on an as converted into Class A common shares basis request in writing that we file a Form S-1 registration statement with an anticipated aggregate offering price of not less than $10.0 million, we will be required to notify the other holders of registrable securities of such request and register the registrable securities that the requesting holders requested to be registered and any additional registrable securities that any other holder requested to be registered. We are obligated to effect at most two registrations in response to these demand registration rights. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.

        If, at any time after we become entitled under the Securities Act to register our shares on a registration statement on Form S-3, the holders of 25% of the registrable securities then outstanding on an as converted into Class A common shares basis request in writing that we file a Form S-3 registration statement with an anticipated aggregate offering price of not less than $5.0 million, we will be required to notify the other holders of registrable securities of such request and register the registrable securities that the requesting holders requested to be registered and any additional registrable securities that any other holder requested to be registered; provided, however, that we will not be required to effect such a registration if, within any 12 month period, we have already effected two registrations on Form S-3 for the holders of registrable securities.

Piggyback Registration Rights

        If at any time we propose to register any of our securities under the Securities Act, subject to certain exceptions, the holders of registrable securities are entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Expenses

        Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders and blue sky fees and expenses.

Termination of Registration Rights

        The registration rights terminate upon the earlier of the closing of a deemed liquidation event, as defined in our amended and restated bye-laws, or, with respect to the registration rights of an individual holder, when the holder can sell all of such holder's registrable securities in a 90 day period without restriction under Rule 144 under the Securities Act.

Certain Corporate Anti-Takeover Provisions

        Certain provisions in our amended and restated bye-laws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the Class A common shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Preferred Shares

        Pursuant to our amended and restated bye-laws, preferred shares may be issued from time to time, and the board of directors is authorized to determine the rights, preferences, powers, qualifications, limitations and restrictions.

Classified Board

        In accordance with the terms of our amended and restated bye-laws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated bye-laws further provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Removal of Directors

        In accordance with the terms of our amended and restated bye-laws, our directors may be removed only for cause by the affirmative vote of a majority of the votes entitled to be cast by our shareholders entitled to vote at an annual general election of directors. Any vacancy on our board, including a vacancy resulting from an enlargement of our board or from removal for cause not filled by the shareholders at the time, may be filled only by vote of a majority of our directors then in office.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

        Our amended and restated bye-laws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the last annual general meeting. Our amended and restated bye-laws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Choice of Jurisdiction

        Our amended and restated by-laws provide that, unless we consent in writing to the selection of an alternative jurisdiction, any dispute that arises concerning the Companies Act or out of or in connection with our bye-laws, including any question regarding the existence and scope of any bye-law and/or whether there has been a breach of the Companies Act or the bye-laws by any of our officers or directors (whether or not such a claim is brought in the name of a shareholder or in the name of our company) shall be subject to the jurisdiction of the Supreme Court of Bermuda.

Amendment of Certain Bye-laws

        Amendments to certain sections of our amended and restated bye-laws containing anti-takeover provisions will require an affirmative vote of at least 66% of the directors and at least 66% of the voting power of the issued and outstanding shares.

Registrar and Transfer Agent

        A register of holders of the Class A common shares is maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register is maintained in the United States by American Stock Transfer & Trust Company LLC, which also serves as transfer agent. The transfer agent's address is 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

        The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

        As used in this section only, "Kiniksa," "we," "our" or "us" refer to Kiniksa Pharmaceuticals, Ltd. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

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  the title and ranking of the debt securities (including the terms of any subordination provisions);

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which the principal of the securities of the series is payable;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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  if payments of principal, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the debt securities;

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  any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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  the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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  any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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  whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see "Global Securities."

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a "successor person") unless:

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  we are the surviving corporation or the successor person (if other than Kiniksa) is a corporation organized and validly existing under the laws of Bermuda, a U.K. jurisdiction or a U.S. jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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  immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of any security of that series at its maturity;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Kiniksa and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Kiniksa; or

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  any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

        We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

  •
  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

        Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

        We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets";

  •
  to provide for uncertificated securities in addition to or in place of certificated securities;

  •
  to add guarantees with respect to debt securities of any series or secure debt securities of any series;

  •
  to surrender any of our rights or powers under the indenture;

  •
  to add covenants or events of default for the benefit of the holders of debt securities of any series;

  •
  to comply with the applicable procedures of the applicable depositary;

  •
  to make any change that does not adversely affect the rights of any holder of debt securities;

  •
  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

  •
  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

        We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security. (Section 9.3)

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

  •
  any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").

        The conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

        None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

        The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

        The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party's address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of our common shares or preferred shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.

        The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

  •
  the number of common shares or preferred shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

  •
  the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred shares purchasable upon exercise of warrants to purchase preferred shares;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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  the date, if any, on and after which the warrants and the related debt securities, preferred shares or common shares will be separately transferable;

  •
  the terms of any rights to redeem or call the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  United States Federal income tax consequences applicable to the warrants; and

  •
  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants will not be entitled:

  •
  to vote, consent or receive dividends;

  •
  receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

  •
  exercise any rights as shareholders of Kiniksa.

        Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of preferred shares or common shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common shares or preferred shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common shares or preferred shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common shares or preferred shares, if any.

 DESCRIPTION OF UNITS

        We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

  •
  the title of the series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  a discussion of certain United States federal income tax considerations applicable to the units; and

  •
  any other terms of the units and their constituent securities.

 GLOBAL SECURITIES

Book-Entry, Delivery and Form

        Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

        Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

        Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

        As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  •
  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

  •
  an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

  Euroclear and Clearstream

        If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as "Clearstream," or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as "Euroclear," either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers' securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers' securities accounts in such depositaries' names on DTC's books.

        Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

        Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

  Other

        The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SHAREHOLDERS

        Pursuant to the amended and restated investors rights agreement by and among us and certain of our shareholders, or the investors rights agreement, on the day we are eligible to use a Form S-3 registration statement, we are obligated to register on a Form S-3 registration statement any then outstanding registrable securities held by shareholders party to the investors rights agreement who are, at the time, our affiliates under Rule 144 promulgated under the Securities Act. In accordance with this obligation, this prospectus also relates to the possible resale by Baker Bros. Advisors LP, or the Adviser, and Mossrock Capital, LLC, who we refer to in this prospectus as the "selling shareholders," of up to 28,882,977 of our Class A common shares held by such holders or that are issuable upon conversion of the Class A1 common shares and Class B1 common shares held by such holders. Our other affiliates who are party to the investors rights agreement have permanently and irrevocably waived our obligation to register their registrable securities pursuant to the above described provision of the investor rights agreement.

        The following table sets forth the number of Class A common shares beneficially owned by the selling shareholders, the number of Class A common shares that may be offered under this prospectus and the number of Class A common shares beneficially owned by the selling shareholders assuming all of the shares covered hereby are sold. The number of shares beneficially owned by each selling shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares over which a selling shareholder has sole or shared voting power or investment power. In computing the beneficial ownership and percentage ownership of each selling shareholder, Class A common shares issuable upon conversion of other classes of common shares and Class A common shares subject to options held by such shareholder that are currently exercisable or will become exercisable within 60 days following April 30, 2019 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other selling shareholder. Percentage ownership is based on 19,011,934 Class A common shares outstanding as of April 30, 2019. The number of Class A common shares in the column "Number of common shares being offered by the selling shareholders" represents all of the Class A common shares that the selling shareholders may offer hereunder. The selling shareholders may sell some, all or none of the Class A common shares that may be offered hereunder. We do not know when the Class A common shares will be sold by the selling shareholders, and the selling shareholders may offer the Class A common shares from time to time.

        The number of Class A common shares that may be acquired by a holder of our Class A1 or Class B1 common shares upon conversion of such common shares is generally limited if immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A common shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of our Class A1 or Class B1 common shares may increase, decrease or waive this limitation on ownership by providing us with 61-days' notice. The information under the heading "13(d) beneficial ownership" in the table below presents the beneficial ownership of the selling shareholders reflecting the 4.99% limitation. Solely for purposes of the table below, the information under the headings "Beneficial ownership before the offering" and "Beneficial ownership after the offering" disregards the 4.99% limitation.

        The information set forth below is based upon information obtained from the selling shareholders and upon information known to us.

        Felix J. Baker, Ph.D., and Stephen R. Biggar, M.D., Ph.D., each a member of our board of directors, are affiliated with the Adviser, and Richard S. Levy, M.D., a member of our board of directors, served as a Senior Advisor at the Adviser from December 2016 until May 2019. Thomas R. Malley, a member of our board of directors, is affiliated with Mossrock Capital, LLC.

						Beneficial ownership after the offering(2)(3)
	13(d) beneficial ownership(1)		Beneficial ownership before the offering(2)		Number of shares being offered by the selling shareholders
	Number of shares	%	Number of shares	%		Number of shares	%
Selling Shareholders
Baker Bros. Advisors LP(4)	3,037,520	16.0%	28,848,530	64.3%	28,811,010	37,520	*
Mossrock Capital, LLC(5)	71,967	*	71,967	*	71,967	—	—

*
Represents beneficial ownership less than 1%

(1)
Reflects the 4.99% limitation on beneficial ownership described above.

(2)
Solely for purposes of this table, disregards the 4.99% limitation on beneficial ownership described above.

(3)
Assumes that all shares being registered in this prospectus are resold to third parties and that the selling shareholders sell all Class A common shares registered under this prospectus held by them or that they may acquire upon conversion of other classes of our common shares held by them.

(4)
Consists of (a) 2,700,597 Class A common shares held directly by Baker Brothers Life Sciences, L.P. ("BBLS"), (b) 299,403 Class A common shares held directly by 667, L.P. ("667" and with BBLS, the "Baker Funds") (c) 8,837,349 Class A1 common shares held directly by BBLS, (d) 916,043 Class A1 common shares held by 667, (e) 14,658,102 Class B1 common shares held directly by BBLS, (f) 1,399,516 Class B1 common shares held directly by 667, (g) 18,760 Class A common shares that Felix J. Baker, Ph.D. has the right to acquire within 60 days following April 30, 2019, and (h) 18,760 Class A common shares that Stephen Biggar, M.D., Ph.D. has the right to acquire within 60 days following April 30, 2019 ((g) and (h), together, the "Share Options"). The Adviser is the investment adviser to the Baker Funds. Baker Bros. Advisors (GP) LLC ("Adviser GP") is the sole general partner of the Adviser. Pursuant to management agreements, as amended, among the Adviser, the Baker Funds and their respective general partners, the Baker Funds' respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Baker Funds, and thus the Adviser has complete and unlimited discretion and authority with respect to the Baker Funds' investments and voting power over investments. Adviser GP, Felix J. Baker and Julian C. Baker as managing members of Adviser GP and the Adviser may be deemed to be beneficial owners of the securities directly held by the Baker Funds, and may be deemed to have the power to vote, or direct the vote of, and the power to dispose, or direct the disposition of, such securities. Felix J. Baker, Julian C. Baker, the Adviser, and Adviser GP disclaim beneficial ownership of such securities except to the extent of any pecuniary interest therein. In addition, the policy of the Baker Funds and the Adviser does not permit managing members of Adviser GP or full-time employees of the Adviser to receive compensation for serving on our Board of Directors, and the Baker Funds are instead entitled to the pecuniary interest in any compensation received for their service. Felix J. Baker and Dr. Biggar have no voting or dispositive power and no pecuniary interest in the Share Options. The address for the Baker Funds is 860 Washington Street, 3rd Floor, New York, NY 10014. The foregoing information is based on a Schedule 13D/A filed on February 6, 2019 and information known to us.

(5)
Thomas R. Malley is the president of Mossrock Capital, LLC ("Mossrock") and may be deemed to beneficially own the shares owned by Mossrock. The address of Mossrock is 19 Martin Lane, Englewood, CO 80113.

 PLAN OF DISTRIBUTION

        We may sell our securities and the selling shareholders may sell their respective Class A common shares from time to time as provided below.

Our Plan of Distribution

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

        Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

        If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

        Any Class A common shares will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Selling Shareholders Plan of Distribution

        The selling shareholders may offer and sell up to 28,882,977 shares in the aggregate of Class A common shares, which we refer to as the Selling Shareholder Shares. The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of the Selling Shareholder Shares on any stock exchange, market or trading facility on which our Class A common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling shareholders gift, pledge, grant a security interest in, distribute or otherwise transfer their Selling Shareholder Shares, such donees, pledgees, transferees or other successors-in-interest may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under applicable provision of the Securities Act to include the names of such donees, pledgees, transferees or other successors-in-interest as selling shareholders under this prospectus and such other information as may be necessary or required.

        The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. They may use any one or more of the following methods when disposing of the Selling Shareholder Shares:

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  "at the market" or through market makers or into an existing market for the shares;

  •
  short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;

  •
  through the distribution of the shares by any selling shareholders to its partners, members or shareholders;

  •
  through broker-dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

  •
  through one or more underwritten offerings on a firm commitment or best efforts basis;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        In connection with the sale of the Selling Shareholder Shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell the Selling Shareholder Shares short and deliver these shares to close out their short positions, or loan or pledge the Selling Shareholder Shares to broker dealers that in turn may sell these shares. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Selling Shareholder Shares, which, subject to the amendment or supplement of this prospectus or the registration statement of which this prospectus forms a part to reflect such transaction and any other information necessary or required, such broker-dealer or other financial institution may resell pursuant to this registration statement.

        The aggregate proceeds to the selling shareholders from the sale of the Selling Shareholder Shares will be the purchase price less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of its Selling Shareholder Shares to be made directly or through agents. We will not receive any of the proceeds from the sale of the Selling Shareholder Shares.

        The selling shareholders also may resell all or a portion of the Selling Shareholder Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

        The selling shareholders and any broker-dealers that act in connection with the sale of the Selling Shareholder Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that any selling shareholder is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities

Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Selling Shareholder Shares against certain liabilities, including liabilities arising under the Securities Act. To the extent required, the Selling Shareholder Shares to be sold, the names of the selling shareholders, the offering price, the names of any agents, dealers or underwriters, any commissions or discounts with respect to a particular offering, the method of distribution, and any other terms and conditions of the offering of such shares will be set forth in an accompanying prospectus supplement or, if appropriate, an amendment to the registration statement of which this prospectus forms a part.

        To comply with the securities laws of some states, if applicable, the Selling Shareholder Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Selling Shareholder Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Selling Shareholder Shares in the market and to the activities of the selling shareholders and their affiliates. These rules may limit the timing of purchases and sales of the Selling Shareholder Shares by such selling shareholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Shareholder Shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the Selling Shareholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Shareholder Shares.

        Pursuant to the investors rights agreement, we have agreed to bear all expenses in connection with the registration of the Selling Shareholder Shares. The selling shareholders have agreed to bear all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of the Selling Shareholder Shares, and fees and disbursements of counsel for the selling shareholders, other than the fees and disbursements of one counsel for the selling shareholders, which we have agreed to pay in an amount not to exceed $50,000. We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities for violations of the Securities Act, Exchange Act and state securities laws and liabilities relating to this prospectus and the registration statement of which it forms a part, including amendments and supplements.

        There can be no assurance that any selling shareholder will sell any or all of the Selling Shareholder Shares.

 LEGAL MATTERS

        Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the debt securities, warrants and units. Conyers Dill & Pearman Limited will pass upon certain legal matters relating to the issuance and sale of the common shares, preferred shares and the Class A common shares offered by the selling shareholders. Additional legal matters may be passed upon for us, the selling shareholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$101,969.42
FINRA filing fee		$(1)
Printing expenses		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Blue Sky, qualification fees and expenses		$(1)
Transfer agent fees and expenses		$(1)
Trustee fees and expenses		$(1)
Depositary fees and expenses		$(1)
Warrant agent fees and expenses		$(1)
Miscellaneous		$(1)

Total		$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

        We have adopted provisions in our amended and restated bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of our Company, against any of our directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits companies to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the company may otherwise indemnify such officer or director. We maintain a directors' and officers' liability policy for such a purpose.

        We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any other company or enterprise to which the person provides services at our request.

        Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16.    Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
1.1	Form of Underwriting Agreement					**
3.1	Memorandum of Association of Kiniksa Pharmaceuticals, Ltd.	S-1	333-224488	3.1	4/27/18
3.2	Amended and Restated Bye-Laws of Kiniksa Pharmaceuticals, Ltd.	8-K	001-38492	3.1	5/29/18
4.1	Specimen Share Certificate evidencing the Class A common shares	S-1/A	333-224488	4.1	5/14/18
4.2	Second Amended and Restated Investors' Rights Agreement, dated as of February 9, 2018	S-1	333-224488	4.2	4/27/18
4.3	Form of Indenture					*
4.4	Form of Note					**
4.5	Form of Warrant					**
4.6	Form of Warrant Agreement					**
4.7	Form of Unit Agreement					**
5.1
	Opinion of Conyers Dill & Pearman Limited, Bermuda counsel of the Registrant, as to the validity of the common shares and preferred shares to be issued by the Registrant and the Class A common shares offered by the selling shareholders					*
5.2	Opinion of Latham & Watkins LLP, U.S. counsel of the Registrant, as to the validity of the debt securities, warrants and units					*
23.1	Consent of Conyers Dill & Pearman Limited, Bermuda counsel of the Registrant (included in Exhibit 5.1)					*
23.2	Consent of Latham & Watkins LLP, U.S. counsel of the Registrant (included in Exhibit 5.2)					*

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					*
24.1	Powers of Attorney (incorporated by reference to the signature page hereto)					*
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended					**

*
Filed herewith.

**
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (iv)  Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (j)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lisbon, Portugal, on the 3rd day on June, 2019.

KINIKSA PHARMACEUTICALS, LTD.
By:	/s/ SANJ K. PATEL Sanj K. Patel Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanj K. Patel and Chris Heberlig, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the applicable federal securities laws.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SANJ K. PATEL Sanj K. Patel	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	June 3, 2019
/s/ CHRIS HEBERLIG Chris Heberlig	Chief Financial Officer (principal financial and accounting officer)	June 3, 2019
/s/ FELIX J. BAKER Felix J. Baker	Lead Director	June 3, 2019
/s/ STEPHEN R. BIGGAR Stephen R. Biggar	Director	June 3, 2019

Signature	Title	Date

/s/ RICHARD S. LEVY Richard S. Levy	Director	June 3, 2019
/s/ THOMAS R. MALLEY Thomas R. Malley	Director	June 3, 2019
/s/ TRACEY L. MCCAIN Tracey L. McCain	Director	June 3, 2019
/s/ KIMBERLY J. POPOVITS Kimberly J. Popovits	Director	June 3, 2019
/s/ BARRY D. QUART Barry D. Quart	Director	June 3, 2019

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the duly authorized representative in the United States of the Registrant has signed this registration statement, on the 3rd day on June, 2019.

KINIKSA PHARMACEUTICALS CORP.
By:	/s/ SANJ K. PATEL Sanj K. Patel Chief Executive Officer